Exhibit 99.1

QHSLab, Inc. Publishes Peer-Reviewed Studies Validating Digital Tools for Enhancing Patient

Outcomes and Healthcare Efficiency

Recent publications highlight the efficacy of QHSLab’s digital assessments in primary care, offering benefits for providers, patients, and practice revenue.

WEST PALM BEACH, FL, June 3, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a digital health company advancing personalized medicine through innovative population health screening and point of care diagnostic tools in primary care, announces the publication of two significant peer-reviewed studies in the last week of May 2025. These studies validate the clinical effectiveness and economic benefits of QHSLab’s digital assessment tools in primary care settings.

Key Findings:

●	Impact of help-seeking behaviors on allergic rhinitis and mental health: A longitudinal study:

Published in the Journal of Psychosomatic Research, this study shows that patients with allergic rhinitis who actively seek help seem to experience better mental health outcomes over time. Help-seeking behavior was found to be associated with a reduction of the negative impact of allergy symptoms on anxiety and depression, highlighting the value of encouraging early intervention and integrated care in primary care settings.

●	Development and Validation of the Q-Scale:

Featured in Consultant360, this study introduces the Q-Scale, a tool designed to predict healthcare overutilization by assessing patients’ psychosocial, affective, and somatic factors. The Q-Scale enables primary care providers to identify high-risk patients and implement targeted interventions, optimizing resource utilization and reducing unnecessary healthcare visits.

Leadership Commentary

Troy Grogan, Chief Executive Officer of QHSLab, Inc., commented:

“These studies are a clear signal to the market that QHSLab is not only operating in high-growth areas of healthcare—mental health, preventative screening, and AI-supported care—but is doing so with scientific and economic validation. For our shareholders, this research supports our commercial claims and strengthens the foundation for reimbursement, provider adoption, and revenue growth. We’re aligning scientific advancement with scalable business outcomes, and that’s how we intend to deliver long-term value to our investors.”

Dr. Marcos A. Sanchez-Gonzalez, MD, PhD, VP of Medical and Scientific Affairs, added:

“These publications reflect years of clinical design, data collection, and validation in real-world primary care environments. The findings offer practical, evidence-based tools for providers to improve patient care through early detection, cognitive profiling, and risk stratification. For patients, these tools mean more personalized care and better outcomes. The studies demonstrate that QHSLab’s digital solutions are innovative and rooted in sound scientific evidence, making the digital tools ready for widespread clinical use and improving quality of care.”

Implications for Primary Care

●	Personalized, Early Intervention:

By integrating cognitive and psychosocial data into routine care, providers can tailor treatment plans to individual needs and intervene before conditions escalate.

●	Optimized Resource Utilization:

The Q-Scale allows for proactive care planning, reducing unnecessary visits and better allocating provider time and system resources.

●	Financial Viability for Practices:

These tools support CPT-coded reimbursable services, allowing providers to capture new revenue streams while delivering higher-quality care.

Business Impact

QHSLab’s continued real world research and validation efforts further support the Company’s strategy of embedding clinical-grade, reimbursable digital medicine tools into primary care settings. These publications affirm the alignment between QHSLab’s scientific foundation, commercial offering, and future revenue potential.

For more information about QHSLab and our healthcare solutions, please visit www.qhslab.com.

About QHSLab, Inc.

QHSLab, Inc. (OTCQB: USAQ) is a medical device company providing digital healthcare solutions and point-of-care-diagnostic tests to primary care physicians. Digital healthcare allows doctors to assess patient responses quickly and effectively using advanced artificial intelligence algorithms. Digital healthcare can also remotely monitor patients’ vital signs and evaluate the effects of prescribed medicines and treatments on patients’ health through real-time data transferred from patient to doctor. QHSLab, Inc. also markets and sells point-of-care, rapid-response diagnostic tests used in the primary care practice. QHSLab, Inc.’s products and services are designed to help physicians improve patient monitoring and medical care while also increasing their revenues.

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Brett Maas, Managing Principal, Hayden IR, LLC

brett@haydenir.com

646-536-7331

https://twitter.com/QHSLabInc